Exhibit 99.1

ConnectM Launches Keen Labs Subsidiary to Accelerate AI and Energy Transition Technologies

MARLBOROUGH, Mass., Oct. 27, 2025 (GLOBE NEWSWIRE) -- ConnectM Technology Solutions, Inc. (“ConnectM”) (OTC: CNTM) today announced the launch of its new, wholly owned technology subsidiary, Keen Labs (www.keenlabs.ai). The new business unit will serve as ConnectM’s dedicated innovation and tech product development arm, focused on expanding the Company’s presence in artificial intelligence, industrial IoT, battery systems, and distributed energy technologies positioned towards enterprise customers.

Keen Labs will consolidate ConnectM’s existing AI and technology assets into a single platform, enabling greater strategic focus and capital efficiency. The subsidiary is expected to pursue both organic development and strategic M&A opportunities to accelerate product innovation across mobility, logistics, and energy transition markets. These initiatives are part of ConnectM’s broader roadmap to enhance long-term shareholder value by segmenting its service operations from its high-growth technology portfolio.

“Keen Labs represents the next chapter in ConnectM’s evolution,” said Bhaskar Panigrahi, Chief Executive Officer and Chairman of ConnectM. “By creating a separate subsidiary for our technology products, we can bring sharper focus to product innovation, intellectual property development, and partnerships in high-growth markets such as AI, energy storage, and industrial IoT.”

Keen Labs builds on the strong foundation of ConnectM’s existing technology operations, which have demonstrated exceptional growth and operating leverage over the past several years. The technology business that now forms Keen Labs expanded revenue from approximately $2.2 million in 2021 to an estimated $19.1 million in 2025, representing an ~80% compound annual growth rate (CAGR) and nearly ninefold top-line expansion. Gross profit improved more than tenfold since 2023, supported by stronger pricing discipline and cost control. EBITDA turned positive in 2024 and is projected to triple in 2025, underscoring the scalability and efficiency of the underlying business. SG&A as a percentage of revenue has declined from 63% in 2021 to roughly 15% projected in 2025, reflecting a high degree of operating leverage. These results highlight the proven track record of ConnectM’s technology platform, now formalized under the Keen Labs brand.

Nayeem Hussain, President of Keen Labs, added: “Our goal is to create a technology ecosystem that unites modern energy, efficient mobility, and smart logistics through AI-driven intelligence and automation. The strong revenue and margin growth already demonstrated by our technology platform show the scalability of our model, and we expect that momentum to continue as Keen Labs becomes the hub for future M&A and organically developed innovations. We are in active discussions with several strategic technology partners—stay tuned for some exciting announcements.”

About ConnectM

ConnectM is a constellation of technology-driven businesses powering the modern energy economy. Through its Owned Service Network, Managed Solutions, Logistics, and Transportation segments, the Company delivers AI-powered electrification, distributed energy, last-mile delivery, and industrial IoT solutions to customers worldwide.

For more information, visit www.connectm.com.

About Keen Labs

Keen Labs is ConnectM's dedicated technology subsidiary, developing AI-powered industrial IoT, SaaS, and platform products for the modern energy economy.

The platform consolidates AI, distributed energy, smart mobility, battery systems, and industrial IoT technologies into unified solutions, enabling strategic focus and capital efficiency. Keen Labs accelerates innovation across mobility, logistics, and energy transition markets—positioning B2B customers to capitalize on the modern energy economy.

For more information, visit www.keenlabs.ai.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations

ConnectM Technology Solutions, Inc.
+1 617-395-1333
irpr@connectm.com